                                                                 Exhibit (d)(iv)

                  ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

THIS AGREEMENT made as of the 30th day of April, 2004 (the "EFFECTIVE DATE").

BETWEEN:

               HEMOSOL INC., a corporation incorporated pursuant to the laws of the Province of Ontario

               (the "ASSIGNOR")

                                                               OF THE FIRST PART

               - AND -

               HEMOSOL LP, a limited partnership constated pursuant to the laws of the Province of Ontario

               (the "ASSIGNEE")

                                                              OF THE SECOND PART

               - AND -

               MDS INC., a corporation incorporated pursuant to the laws of Canada

               (the "GUARANTOR")

                                                               OF THE THIRD PART

               - AND -

               THE BANK OF NOVA SCOTIA

               ("BNS")

                                                              OF THE FOURTH PART

WHEREAS pursuant to the terms of a commitment letter dated October 25, 2002, as amended and supplemented by a supplemental agreement dated as of November 22, 2002 and as further amended by amending agreements dated April 29, 2003 and December 29, 2003 (collectively, the "COMMITMENT LETTER"), BNS agreed to extend to the Assignor the credit facilities specifically described therein (the "CREDIT FACILITIES") including that credit facility designated as Credit No: 01 in the principal amount of $20,000,000 (the "$20,000,000 CREDIT FACILITY");

AND WHEREAS in accordance with the terms of the Commitment Letter, the Assignor issued to BNS a promissory note in the principal amount of $20,000,000 dated November 22, 2002 evidencing the indebtedness under the $20,000,000 Credit Facility (the "PROMISSORY NOTE") and the security and other instruments in support of the Credit Facilities listed in Schedule "A" hereto (collectively, the "EXISTING SECURITY");

AND WHEREAS the Guarantor issued to BNS a guarantee in support of the $20,000,000 Credit Facility dated November 22, 2002, amended by way of letter agreement dated December 29, 2003 (collectively, the "GUARANTEE");

AND WHEREAS pursuant to the contribution agreement (the "CONTRIBUTION AGREEMENT") dated the "Effective Date" as defined in the Arrangement Agreement made as of the 11th day of February, 2004 between the Assignor and the Assignee, the Assignor has agreed to transfer to the Assignee all of the Purchased Assets and the Assumed Liabilities (each as defined in the Contribution Agreement) and the Assignor has agreed to assign to the Assignee, and the Assignee has agreed to assume, each of the Assumed Contracts (as defined in the Contribution Agreement).

AND WHEREAS BNS has approved the assignment of the Credit Facilities to the Assignee and the assumption of the Credit Facilities by the Assignee on the terms and conditions contained herein;

AND WHEREAS BNS has agreed to release the Assignor from all liability and obligations in connection with the Credit Facilities on the terms and conditions contained herein;

AND WHEREAS the Guarantor and BNS desire that the Guarantee remain in place in support of the $20,000,000 Credit Facility subsequent to the completion of the transactions referred to and provided for herein;

AND WHEREAS the parties hereto have agreed to execute this Agreement.

NOW THEREFORE IN CONSIDERATION of $10.00, the mutual covenants contained herein and other good and valuable consideration (the receipt and adequacy whereof are hereby acknowledged), the parties hereto covenant, agree and acknowledge as follows:

1. Each of the parties severally acknowledges to and agrees with each other party that the recitals contained herein to the extent they relate to it and each agreement to which it is party are true and correct as of the Effective Date and form part of this Agreement.

2. Each of the Assignor and the Assignee represents and warrants to BNS that the Contribution Agreement in the form attached hereto as Schedule "B" constitutes the entire Contribution Agreement as of the Effective Date and that the Contribution Agreement has not been otherwise amended or supplemented.

3. The Assignor hereby sells, transfers and assigns unto the Assignee, and the Assignee hereby agrees to assume, all of the Assignor's right, title and interest in, as well as its corresponding responsibilities and obligations in connection with, the Credit Facilities, the indebtedness and obligations arising thereunder regardless of whether such indebtedness and obligations arose prior or subsequent to the date hereof (collectively, the "INDEBTEDNESS"), the Commitment Letter and the Existing Security.

4. The Assignee hereby accepts the assignment of the Credit Facilities, the Indebtedness, the Commitment Letter and the Existing Security upon the terms set out herein and assumes, and agrees to observe, perform, fulfill and be bound by all terms, covenants, conditions, obligations and responsibilities relating to the Credit Facilities, the Indebtedness, the Commitment Letter and the Existing Security which are to be observed, performed and fulfilled by the Assignor pursuant to the said instruments in the same manner and to the same extent as if the Assignee were the borrower named therein.

5. The Assignee acknowledges that the Purchased Assets assigned to it pursuant to the Contribution Agreement are subject to the terms, conditions, security interests, charges and provisions of the Existing Security. The Assignee agrees to be bound by the Existing Security to the same extent as if the Assignee was named as the entity issuing the security therein and acknowledges receipt of same. The Assignee acknowledges and agrees that the Existing Security is in full force and effect, that the security interests created thereunder have remained continuously attached at all times before, at the time of and subsequent to the sale, transfer and assignment referred to herein and that the Existing Security creates a security interest in property and assets the Assignee acquires an interest in subsequent to the sale, transfer and assignment referred to herein.

6. The Guarantor acknowledges having received a copy of the Contribution Agreement and agrees the Assignee shall be substituted for the Assignor as "Customer" under the Guarantee such that subsequent to the Effective Date the Assignee shall be the "Customer" under the Guarantee. The Guarantor agrees with BNS that the Guarantee remains in full force and effect, is hereby confirmed and continues to guarantee the $20,000,000 Credit Facility in accordance with its terms notwithstanding that the Assignee rather than the Assignor is, subsequent to the Effective Date, the borrower under the $20,000,000 Credit Facility. The definition of "Security" in the Guarantee shall include the security instruments issued by the Assignee referred to in Section 8 herein.

7. In consideration of BNS agreeing to consent to the assignment and assumption referred to herein, the Assignee agrees to provide the following additional security or other documentation to BNS:

     (a)  General Security Agreement;

     (b)  General Assignment of Contracts;

     (c)  Specific Assignment of Contract with SNC Lavalin Inc.;

     (d) Debenture in the amount of $25,000,000, inter alia, mortgaging and charging the lands known municipally as 2585 Meadowpine Blvd., Mississauga, Ontario;

     (e) Documentation substituting warrants to purchase 45,000 common shares of Hemosol Inc. held by BNS with an exercise price of $6.35 with warrants to purchase 45,000 common shares of Hemosol Corp. held by BNS with an exercise price of $6.31.

8. Each of the Guarantor, the Assignee and BNS severally confirm to each other that the balance of the indebtedness owing under the $20,000,000 Credit Facility as of the Effective Date is $20,000,000 plus accrued interest. Each of the Assignee and the Bank severally confirm that there is a letter of credit to the City of Mississauga in the revised amount of $20,000 outstanding under Credit No. 3 in the Commitment Letter. BNS confirms to the other parties hereto that all payments of principal and interest due and owing in connection with the said indebtedness are current and in good standing to date.

9. Each of BNS and the Guarantor hereby consents to the assignment of Purchased Assets and Assumed Liabilities from the Assignor to the Assignee provided for in the Contribution Agreement, the within assignment and assumption of the Credit Facilities, the Indebtedness, the Commitment Letter and the Existing Security from the Assignor to the Assignee and BNS acknowledges that the Guarantor has affirmed the continuation of the Guarantee.

10. BNS hereby remises, releases and forever discharges the Assignor from any and all indebtedness, obligations, liabilities, claims and demands of any nature or kind whatsoever which BNS may now or hereafter have against the Assignor arising under, by reason of otherwise in connection with the Assumed Liabilities, including without limitation those arising under, by reason of or otherwise in respect of the Credit Facilities, the Indebtedness owing thereunder, the Commitment Letter and the Existing Security.

11. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

13. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

14.  This Agreement shall become effective on the Effective Date.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

                                          HEMOSOL INC.

                                          Per:  _____________________________c/s
                                                Name:
                                                Title:


                                          HEMOSOL LP
                                          BY ITS GENERAL PARTNER HEMOSOL CORP.


                                          Per:  ________________________________
                                                Name:
                                                Title:

                                          MDS INC.

                                          Per:  _____________________________c/s
                                                Name:
                                                Title:


                                          THE BANK OF NOVA SCOTIA

                                          Per:  ________________________________
                                                Name:
                                                Title:

                                          Per:  ________________________________
                                                Name:
                                                Title:

                           GENERAL SECURITY AGREEMENT

1. HEMOSOL LP, of 2585 Meadowpine Blvd., Mississauga, Ontario L5N 8H9 (the "Customer") for valuable consideration grants, assigns, transfers, sets over, mortgages and charges to THE BANK OF NOVA SCOTIA, at its office located at 40 King Street West, 64th Floor Toronto, ON M5W 2X6 (the "Bank") as and by way of a fixed and specific mortgage and charge (which fixed and specific mortgage and charge shall not, however, be granted in respect of the Customer's patents, trade-marks and other intellectual property), and grants to the Bank, a security interest in the present and after acquired undertaking and property (other than consumer goods) of the Customer including all the right, title, interest and benefit which the Customer now has or may hereafter have in all property of the kinds hereinafter described (the "Collateral"):

      (a) all goods comprising the inventory of the Customer including but not limited to goods held for sale or lease or that have been leased or consigned to or by the Customer or furnished or to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession or finished goods and timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, all livestock and the young and unborn young thereof and all crops;

      (b) all goods which are not inventory or consumer goods, including but not limited to furniture, fixtures, equipment, machinery, plant, tools, vehicles and other tangible personal property;

      (c) all accounts, including deposit accounts in banks, credit unions, trust companies and similar institutions, debts, demands and choses in action which are now due, owing or accruing due or which may hereafter become due, owing or accruing due to the Customer, and all claims of any kind which the Customer now has or may hereafter have including but not limited to claims against the Crown and claims under insurance policies;

      (d)   all chattel paper;

      (e) all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

      (f) all instruments, shares, stock, warrants, bonds, debentures, debenture stock or other securities, money, letters of credit, advices of credit and cheques;

      (g) all intangibles including but not limited to contracts, agreements, options, permits, licences, consents, approvals, authorizations, orders, judgments, certificates, rulings, insurance policies, agricultural and other quotas, subsidies, franchises, immunities, privileges, and benefits and all goodwill, patents, trade marks, trade names, trade secrets, inventions, processes, copyrights and other industrial or intellectual property;

      (h) with respect to the personal property described in subparagraphs (a) to (g) inclusive, all books, accounts, invoices, letters, papers, documents, disks, and other records in any form, electronic or otherwise, evidencing or relating thereto; and all contracts, securities, instruments and other rights and benefits in respect thereof;

      (i) with respect to the personal property described in subparagraphs (a) to (h) inclusive, all parts, components, renewals, substitutions and replacements thereof and all attachments, accessories and increases, additions and accessions thereto; and

      (j) with respect to the personal property described in subparagraphs (a) to (i) inclusive, all proceeds therefrom (other than consumer goods), including personal property in any form or fixtures derived directly or indirectly from any dealing with such property or proceeds therefrom, and any insurance or other payment as indemnity or compensation for loss of or damage to such property or any right to such payment, and any payment made in total or partial discharge or redemption of an intangible, chattel paper, instrument or security; and

      In this Agreement, the words "goods", "consumer goods", "account", "account debtor", "inventory", "crops", "equipment" "fixtures", "chattel paper", "document of title", "instrument", "money", "security", or "securities", "intangible", "receiver", "proceeds" and "accessions" shall have the same meanings as their defined meanings where such words are defined in the Personal Property Security Act of the province or territory in which the Branch of the Bank mentioned in paragraph 1 is located, such Act, including any amendments thereto, being referred to in this Agreement as "the PPSA". In this Agreement, "Collateral" shall refer to "Collateral or any item thereof". "Credit Agreement" herein means, collectively, a commitment letter issued by the Bank to Hemosol Inc. dated October 25, 2002, as amended and supplemented by a supplemental agreement dated as of November 22, 2002, as further amended by amending agreements dated April 29, 2003 and December 29, 2003, as assigned to, and assumed by, the Customer pursuant to an Assignment, Assumption and Release Agreement made as of the date hereof, and as further amended, modified, supplemented, restated or replaced from time to time. "Event of Default" herein means an event of default set forth in Section 10(a) of Schedule "A" to the Credit Agreement.

      The last day of any term of years reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Customer is excepted out of the Collateral, but the Customer shall stand possessed of any such reversion upon trust to assign and dispose thereof as the Bank may direct in writing.

      The fixed and specific mortgages and charges and the security interest granted hereby do not and shall not extend to, and Collateral shall not include, any agreement, right, franchise, license or permit (the "contractual rights") to which the Customer is a party or of which the Customer has the benefit, to the extent that the creation of the mortgage, charge or security interest therein would constitute a breach of the terms of or permit any Person to terminate the contractual rights, but the Customer shall hold its interest therein in trust for the benefit of the Bank and shall assign such contractual rights to the Bank forthwith upon obtaining the consent of the other party thereto.

      Notwithstanding anything herein contained, the Collateral shall not include the cash collateral pledged to the Bank in support of the indebtedness under Credit No. 02 and Credit No. 03 provided for in the Credit Agreement.

2. The fixed and specific mortgages and charges and the security interest granted under this Agreement secure payment and performance of all obligations, debts and liabilities of the Customer to the Bank, present or future, direct, or indirect, absolute or contingent, matured or not, at any time owing by the Customer to the Bank in any currency or remaining unpaid by the Customer to the Bank in any currency, whether arising from dealings between the Bank and the Customer or from other dealings or proceedings by which the Bank may be or become in any manner whatever a creditor of the Customer and wherever incurred, and whether incurred by the Customer alone or with another or others and whether as principal or surety, in each case, arising out of, under or relating to the Credit No: 01 set forth in the Credit Agreement including pursuant to any security, document or instrument issued in connection therewith and including all interest, commissions, legal and other costs, charges and expenses (collectively, the "Obligations").

3.    The Customer hereby represents and warrants to the Bank that:

      (a) The Customer is a limited partnership duly formed pursuant to a limited partnership agreement and existing under the laws of the Province of Ontario. The Customer is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required except where the failure to be so qualified, registered or licensed would not reasonably be expected to have a material adverse effect on the Customer. The Customer has all requisite capacity, power and authority and, except for regulatory approvals for the commercialization of Hemolink (TM) and other products, all material licences, permits and approvals necessary or advisable to carry on its business as now conducted and to carry out the transactions contemplated by the documents and agreements to which it is a signatory (except where a failure to obtain or hold such license, permit or approval would not reasonably be expected to have a material adverse effect on the Customer).

      (b) There are no actions, suits, claims or proceedings (whether or not purportedly on behalf of the Customer) pending or to the knowledge of the Customer inquiries pending or to the knowledge of the Customer actions, suits, claims or proceedings threatened in writing against or adversely affecting the Customer before any government, parliament, legislature, regulatory authority, agency, commission, board or court or before any private arbitrator, mediator or referee which in any case or in the aggregate would reasonably be expected to have a material adverse effect on the Customer.

      (c) All necessary action has been taken by the Customer to authorize the execution, delivery and performance of the Credit Agreement and all security, documents and instruments issued in connection therewith (collectively, the "Documents"). The Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the Customer, enforceable against the Customer by the Bank in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, liquidation and other laws of general application affecting creditors' rights generally, equitable principles and the fact that the courts may deny the granting or enforcement of equitable remedies.

      (d) The execution, delivery and performance by the Customer of the Documents and the consummation of the transactions contemplated herein and therein do not conflict with, result in any material breach or violation of, or constitute a default under, the terms, conditions or provisions of the limited partnership agreement of, or any material agreement relating to the Customer or of any law, regulation, judgment, decree or order binding on or applicable to the Customer or to which its property is subject and do not require the consent or approval of any governmental body, agency or authority or any other party, subject to obtaining the consent of the Department of National Defence of Canada to the Customer granting a security interest in its license from the Department of National Defence of certain patents and processes.

      (e) The Customer is in compliance with all laws, regulations, rules and requirements having the force of law of any jurisdiction having authority in relation to the Customer, its property or assets except where such non-compliance would not reasonably be expected to have a material adverse effect on the Customer.

      (f) The written information provided by the Customer to the Bank, including all financial information, is full, true and accurate in all material respects.

      (g) With the exception of intellectual property which may be licenced to or by the Customer or subject to royalties or jointly or partly owned and leased premises and leased equipment and licensed equipment and assets such as computer software and similar intangibles, all of the Collateral is, or, except in the case of intellectual property, when the Customer acquires any right, title or interest therein will be, the sole property of the Customer free and clear of all security interests, mortgages, charges, hypothecs, liens or other encumbrances except as set forth in Schedule "A" hereto (the "Permitted Encumbrances"), provided that nothing contained in this section 3(g) shall prohibit the Customer from dealing with the Collateral in any manner not expressly prohibited under section 4 of this Agreement.

      (h) The Customer's chief executive address is located at the address specified in paragraph 1.

      (i)   None of the Collateral consists of consumer goods.

4.    The Customer hereby agrees that:

      (a)   the Customer will maintain its existence;

      (b) the Customer will at all times comply in all material respects with the terms of all material agreements and licences, and with all applicable laws, regulations, bylaws, consents and permits;

      (c) all operating accounts of the Customer shall be maintained with the Bank as long as any of the credit facilities provided for in the Credit Agreement remain outstanding or available;

      (d) the Customer shall maintain, use and operate the Collateral and shall carry on and conduct its business in each case in a proper, efficient and commercially reasonable manner as would a prudent owner;

      (e) the Collateral insofar as it consists of goods (other than inventory en route from suppliers or en route to customers or en route between approved locations or on lease or consignment) will be kept at the locations specified in Schedule "B" hereto or at such other locations as the Bank has previously consented to and, subject to the provisions of paragraph 4(k), none of the Collateral shall be moved therefrom without the written consent of the Bank;

      (f) the Customer shall cause the Collateral to be insured and kept insured to the full insurable value thereof with reputable insurers against loss or damage by fire and such other risks as the Bank may reasonably require and shall maintain such insurance) with loss if any payable to the Bank and shall lodge such policies or evidence thereof with the Bank;

      (g) the Customer shall pay all taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or the Customer's business operations or any part thereof as and when the same shall become due and payable (provided that the Customer shall be entitled to contest in good faith by appropriate action initiated and diligently contested such taxes, levies, assessments, fees or dues and, in the case of liens for such taxes, levies, assessments, fees and dues, only if paid "under protest" or there shall have been deposited with the Bank or, if required by law, with a governmental authority, cash in an amount sufficient to pay the amount of such claim together with any interest or penalties thereon or a bond or other security reasonably satisfactory to the Bank in an amount sufficient for such payment), and shall exhibit to the Bank, upon reasonable written request, the receipts and vouchers establishing such payment;

      (h) the Customer shall duly observe and conform in all material respects to all covenants, terms and conditions upon or under which the Collateral is held;

      (i) the Customer shall keep proper books of account in accordance with sound business practice, shall furnish to the Bank such financial information and statements and such information and statements relating to the Collateral as the Bank may from time to time require, and the Customer shall permit the Bank or its authorized agents at any time during business hours upon reasonable notice at the expense of the Customer to examine all books of account and other financial records and reports relating to the Collateral and, except in respect of the Customer's intellectual property and the Customer's filings with securities regulatory authorities, stock exchanges and similar bodies which are not otherwise available to shareholders, to make copies thereof and take extracts therefrom;

      (j) the Customer shall furnish to the Bank such information with respect to the Collateral and the insurance thereon as the Bank may from time to time reasonably require and shall give written notice to the Bank of all litigation before any court, administrative board or other tribunal affecting the Customer or the Collateral which would reasonably be expected to have a material adverse effect on the Customer or which involves a claim in excess of $300,000 in one instance or $600,000 in aggregate;

      (k) the Customer shall use its commercially reasonable efforts to defend the title to the Collateral against all persons and shall keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances except for Permitted Encumbrances and those hereafter approved in writing by the Bank prior to their creation or assumption, provided that the Customer may dispose of any Collateral in the ordinary course of its business and may dispose of assets which are obsolete, provided such assets are replaced with assets of equivalent or higher value, or surplus provided that nothing in this section 4(k) shall prohibit the Customer from dealing with intellectual property in any manner permitted under section 6 of this Agreement;

      (l) the Customer shall, upon request by the Bank, execute and deliver all such financing statements, certificates, further assignments and documents and do all such further acts and things as may be considered by the Bank to be necessary or desirable to give effect to the intent of this Agreement;

      (m) the Customer shall promptly notify the Bank in writing of any event which occurs that would reasonably be expected to have a material adverse effect upon the Collateral or upon the financial condition of the Customer and immediately upon the Customer's acquisition of rights in any vehicle, mobile home, trailer, boat, aircraft or aircraft engine, shall promptly provide the Bank with full particulars of such collateral;

      (n) the Customer will not change its name or the location of its chief executive office or place of business or sell, exchange, transfer, assign, licence or lease or otherwise dispose of (including by way of entering into joint venture or similar arrangements) or change the use of the Collateral or any interest therein or modify, amend or terminate any chattel paper, document of title, instrument, security or intangible, without the prior written consent of the Bank, except that the Customer may (i) until an Event of Default occurs which is continuing, dispose of assets which are obsolete, provided such assets are replaced with assets of equivalent or higher value, or surplus, and (ii) until an Event of Default occurs which is continuing for 10 days, sell or lease inventory in the ordinary course of the Customer's business, provided that nothing in this section 4(n) shall prohibit the Customer from dealing with intellectual property in any manner permitted under section 6 of this Agreement;

      (o) the Customer shall not do any act, or omit to do any act, whereby any of the Hemolink (TM) Patents may lapse or become abandoned or dedicated to the public or unenforceable. "Hemolink (TM) Patents" herein means those patents necessary for the conduct of the Hemolink (TM) Business, from time to time, including those patents listed in Schedule

            "C" hereto. "Hemolink (TM) Business" herein means that portion of the Customer's business that is reliant upon the commercial exploitation, use or development of:

            (i) the Hemolink (TM) Patents and the know how of, and other technology used by, the Customer that is necessary for the commercial exploitation, use or development thereof; and

            (ii) the technology actually used by the Customer exclusively in relation to the foregoing.

      (p) the Customer shall not, in respect of any trademarks that are integral to the commercialization, marketing and distribution of Hemolink (TM):

            (i) discontinue the use of any of such trademarks in respect of which a registration has been made by the Customer, in order to maintain all of such trademarks in full force free from any claim of abandonment for non-use;

            (ii) fail to use its best efforts to require its licensees to maintain the quality of products and services offered under any such trademarks that are subject to license agreements;

            (iii) fail to employ all of such trademarks registered with any
                  Canadian or foreign authority with an appropriate notice of such registration, to the extent required to preserve such trademarks and the Customer's rights therein; and

            (iv) knowingly do or permit any act or knowingly omit to do any act whereby any of such trademarks may lapse or become invalid or unenforceable.

5. For so long as no Event of Default has occurred which is continuing, the Customer may use the Collateral in any lawful manner not inconsistent with this Agreement, but the Bank shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Bank may consider appropriate and the Customer agrees to furnish all assistance and information and to perform all such acts as the Bank may reasonably request in connection therewith, and for such purpose shall permit the Bank or its agents reasonable access during business hours upon reasonable notice to all places where Collateral may be located and to all premises occupied by the Customer to examine and inspect the Collateral and related records and documents, subject to compliance with applicable health and safety laws.

6. Nothing contained in this Agreement shall restrict the ability of the Customer or a subsidiary of the Customer to license the intellectual property necessary for the conduct of the Hemolink (TM) Business to or with, or enter into joint ventures, strategic alliances or similar arrangements respecting same to or with, persons carrying on business outside North America without the consent or approval of the Bank. Nothing contained in this Agreement shall restrict the ability of the Customer (a) to sell, transfer or otherwise dispose of any intellectual property which is not necessary for the conduct of the Hemolink (TM) Business without the consent or approval of the Bank, (b) to licence to third parties intellectual property which is not necessary for the conduct of the Hemolink (TM) Business and to enter into, amend, surrender, terminate, sell, assign or transfer joint ventures, strategic alliances and similar arrangements and ventures respecting the intellectual property which is not necessary for the conduct of the Hemolink (TM) Business without the consent or approval of the Bank, (c) to sell, assign or transfer shares of a subsidiary of the Customer without the consent or approval of the Bank if none of such subsidiary's property, assets or undertaking is necessary for the conduct of the Hemolink (TM) Business. The Bank agrees to take all actions necessary and to do such acts and execute such documents as the Customer may require, at the Customer's expense, but in a timely manner, to release the security over the intellectual property that is not necessary for the conduct of the Hemolink (TM) Business to the extent necessary in order to give effect to the terms, purpose and intent of this section.

7.    After an Event of Default occurs and for so long as same is continuing:
(a) the Bank may give notice to any or all account debtors of the Customer and to any or all persons liable to the Customer under an instrument to make all further payments to the Bank and any payments or other proceeds of Collateral received by the Customer from account debtors or from any persons liable to the Customer under an instrument, whether before or after such notice is given by the Bank, shall be held by the Customer in trust for the Bank and paid over to the Bank upon request; (b) the Bank may take control of all proceeds of Collateral and may apply any money taken as Collateral to the satisfaction of the Obligations secured hereby; (c) the Bank may hold as additional security any increase or profits, except money, received from any Collateral in the Bank's possession, and may apply any money received from such Collateral to reduce the Obligations secured hereby and may hold any balance as additional security for such part of the Obligations as may not yet be due, whether absolute or contingent; (d) the Bank will not be obligated to keep any Collateral separate or identifiable; and (e) in the case of any instrument, security or chattel paper comprising part of the Collateral, the Bank will not be obligated to take any necessary or other steps to preserve rights against other persons.

8. The Bank may have any Collateral comprising instruments, shares, stock, warrants, bonds, debentures, debenture stock or other securities, registered in its name or in the name of its nominee and following the occurrence of an Event of Default which is continuing shall be entitled but not bound or required to vote in respect of such Collateral at any meeting at which the holder thereof is entitled to vote and, generally, to exercise any of the rights which the holder of such Collateral may at any time have; but the Bank shall not be responsible for any loss occasioned by the exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof.

9. Upon the occurrence of an Event of Default which is continuing, the Bank may, but shall not be obliged to, perform any or all of the Customer's duties hereunder, without waiving any rights to enforce this Agreement, and the Customer shall pay to the Bank, forthwith upon written demand therefor, an amount equal to the costs, fees and expenses incurred by the Bank in so doing plus interest thereon from the date such costs, fees and expenses are incurred until paid at the rate of 3% per annum over the Prime Lending Rate of the Bank in effect from time to time. The "Prime Lending Rate of the Bank" means the variable per annum, reference rate of interest as announced and adjusted by the Bank from time to time for loans made by the Bank in Canada in Canadian dollars.

10. If an Event of Default occurs which is continuing, the Bank may withhold any future advances and may declare that the Obligations shall immediately become due and payable in full, and the Bank may proceed to enforce payment of the Obligations and the Customer and the Bank shall have, in addition to any other rights and remedies provided by law, the rights and remedies of a debtor and a secured party respectively under the PPSA and other applicable legislation and those provided by this Agreement. The Bank may take possession of the Collateral, enter upon any premises of the Customer, otherwise enforce this Agreement and enforce any rights of the Customer in respect of the Collateral by any manner permitted by law and may use the Collateral in the manner and to the extent that the Bank may consider appropriate and may hold, insure, repair, process, maintain, protect, preserve, prepare for disposition and dispose of the same and may require the Customer to assemble the Collateral and deliver or make the Collateral available to the Bank at a reasonably convenient place designated by the Bank.

11. Any notice, demand or other communication which may be or is required to be given or made pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently and effectively given if signed by or on behalf of the party giving notice and delivered or transmitted by telecopier to the party for which it is intended.

      (a)   Communications sent to the Customer shall be address as follows:

            2585 Meadowpine Blvd.
            Mississauga, ON   L5N 8H9

            Attention:      President and Chief Executive Officer, Hemosol Corp.
            Telecopier No.: (905) 286-6300

            and a copy to:

            Davies Ward Phillips & Vineberg LLP
            1 First Canadian Place
            44th Floor
            Toronto, ON   M5X 1B1

            Attention:      Arthur Shiff/Scott Hyman
            Telecopier No.: (416) 863-0871

      (b)   Communications sent to the Bank shall be addressed as follows:

            The Bank of Nova Scotia
            40 King Street West, 64th Floor
            Toronto, Ontario
            M5W 2X6

            Attention:      Byron Kwan
            Telecopier No.: (416) 866-2009

            and a copy to:

            Gowling Lafleur Henderon LLP
            Commerce Court West, Suite 4900
            Toronto, Ontario
            M5L 1J3

            Attention:      Robert D. Muncaster
            Telecopier No.: (416) 862-7661

Any notice, demand or communication which may or is required to be given or made shall be made or given as herein provided or to such other address or to such other officer as a party may from time to time advise the other parties hereto by notice in writing as aforesaid and shall not be deemed received until actual receipt thereof by the party to whom such notice is given except if sent by telecopier after 4:00 p.m., in which case it shall be deemed received on the banking day (i.e. a day, other than a Saturday or Sunday, on which the offices of the Bank are open for normal business in the City of Toronto, Ontario) next following the date of transmission.

12. If an Event of Default occurs which is continuing, the Bank may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral and may remove any receiver so appointed by the Bank and appoint another in his stead; and any such receiver appointed by instrument in writing shall, to the extent permitted by applicable law or to such lesser extent permitted, have all of the rights, benefits and powers of the Bank hereunder or under the PPSA or otherwise and without limitation have power (a) to take possession of the Collateral, (b) to carry on all or any part or parts of the business of the Customer, (c) to borrow money required for the seizure, retaking, repossession, holding, insurance, repairing, processing, maintaining, protecting, preserving, preparing for disposition, disposition of the Collateral and for any other enforcement of this Agreement or for the carrying on of the business of the Customer on the security of the Collateral in priority to the security interest created under this Agreement, and (d) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine provided that if any such disposition involves deferred payment the Bank will not be accountable for and the Customer will not be entitled to be credited with the proceeds of any such disposition until the monies therefor are actually received; and further provided that any such receiver shall be deemed the agent of the Customer and the Bank shall not be in any way responsible for any misconduct or negligence of any such receiver.

13. Any proceeds of any disposition of any Collateral may be applied by the Bank to the payment of expenses incurred or paid in connection with seizing, repossessing, retaking, holding, repairing, processing, insuring, preserving, preparing for disposition and disposing of the Collateral (including reasonable solicitor's fees and legal expenses and any other reasonable expenses), and any balance of such proceeds may be applied by the Bank towards the payment of the Obligations in such order of application as the Bank may from time to time effect. All such expenses and all amounts borrowed on the security of the Collateral under paragraph 11 hereof shall bear interest at the rate of 3% per annum over the Prime Lending Rate of the Bank in effect from time to time, shall be payable by the Customer upon demand and shall be Obligations under this Agreement. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the expenses incurred by the Bank, the Customer shall be liable to pay any deficiency to the Bank on demand.

14.   The Customer and the Bank further agree that:

      (a) the Bank may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Customer, debtors of the Customer, sureties and others and with the Collateral or other security as the Bank may see fit without prejudice to the liability of the Customer and the Bank's rights under this Agreement;

      (b) this Agreement shall not be considered as satisfied or discharged by any intermediate payment of any part of the Obligations but shall constitute and be a continuing security to the Bank for a current or running account and shall be in addition to and not in substitution for any other security now or hereafter held by the Bank;

      (c) nothing in this Agreement shall obligate the Bank to make any loan or accommodation to the Customer or extend the time for payment or satisfaction of the Obligations;

      (d) any failure by the Bank to exercise any right set out in this Agreement shall not constitute a waiver thereof; nothing in this Agreement or in the obligations secured by this Agreement shall preclude any other remedy by action or otherwise for the enforcement of this Agreement or the payment in full of the Obligations secured by this Agreement;

      (e) all rights of the Bank under this Agreement shall be assignable without the consent of the Customer provided that:

            (i) if an Event of Default is not currently existing and continuing and the assignee is other than MDS or a Canadian financial institution with a tier 1 consolidated regulatory capital in excess of $500,000,000 and such assignment does not in itself result in increased costs to the Customer, the Customer's prior written consent shall be required, not to be unreasonably withheld; and

            (ii) in all instances the Bank has also assigned to the assignee the indebtedness (the "Indebtedness") owing under Credit No.:
                  01 provided for in the Credit Agreement, the Guarantee issued by MDS Inc. dated November 22, 2002, as amended (if the assignee is other than MDS Inc.) and all other outstanding security granted to the Bank securing the Indebtedness.

      (f) all rights of the Bank under this Agreement shall enure to the benefit of its successors and permitted assigns and all obligations of the Customer under this Agreement shall bind the Customer, his heirs, executors, administrators, successors and assigns;

      (g) if more than one Customer executes this Agreement, their obligations under this Agreement shall be joint and several, and the Obligations shall include those of all or any one or more of them;

      (h) if the Customer is a corporation, the Limitation of Civil Rights Act of the province of Saskatchewan shall have no application to this Agreement, or to any agreement or instrument renewing or extending or collateral to this Agreement or to the rights, powers or remedies of the Bank under this Agreement;

      (i) this Agreement shall be governed in all respects by the laws of the jurisdiction in which the Branch of the Bank mentioned in paragraph 1 is located;

      (j) the time for attachment of the security interest created hereby has not been postponed and is intended to attach when this Agreement is signed by the Customer and attaches at that time to Collateral in which the Customer then has any right, title or interest and attaches to Collateral in which the Customer subsequently acquires any right, title or interest at the time when the Customer first acquires such right, title or interest;

      (k) the Customer acknowledges that if it amalgamates with any other corporation or corporations then (i) the term "Customer", where used in this Agreement, will extend to and include each of the amalgamating corporations and the amalgamated corporation, and (ii) the term "Obligations", where used in this Agreement, will extend to and include the obligations of the amalgamated corporation arising out of or relating to the credit facilities set forth in the Credit Agreement; and

      (l) if there is any conflict between the provisions contained in this Agreement and the provisions contained in the Credit Agreement, the provisions of the Credit Agreement shall have priority over and shall override the provisions contained in this Agreement; provided, however, that the fact that one document addresses a subject matter which is not addressed in the other document shall not, by itself, be deemed to be an inconsistency.

The Customer acknowledges receiving a copy of this Agreement.

Dated as of the ____ day of ___________________________, 2004.

                                   HEMOSOL LP

                                   BY ITS GENERAL PARTNER HEMOSOL CORP.



                                   Per: ________________________________________
                                        Name:
                                        Title:

                                  SCHEDULE "A"

                             PERMITTED ENCUMBRANCES

PART I - SPECIFIC ENCUMBRANCES

1. Easement registered on June 6, 1963 as No. TT154986 in favour of Trans-Canada PipeLines Limited (in respect of Block 1 only).

2. Restrictions registered on February 6, 1964 as No. TT162545Z in favour of Her Majesty the Queen in Right of the Province of Ontario as represented by the Minister of Highways restricting access to Highway No. 401 from the Lands which appear to be perpetual.

3. Notice registered on February 12, 1973 as No. VS248789 being an amendment of the Toronto-Malton Airport Zoning Regulations and amended further by a notice registered on March 27, 2000 as No. LT2057426 by Her Majesty the Queen in Right of the Department of Transport Canada which restrict the height of buildings and structures that can be erected on the Lands.

4. Financial Agreement registered on December 14, 1989 as No. LT1082614 between Runnymede Development Corporation Limited, The Corporation of the City of Mississauga and The Regional Municipality of Peel, as amended by an agreement registered on November 14, 2001 as No. PR166028 between Hemosol Inc., The Regional Municipality of Peel and Runnymede Development Corporation Limited.

5. Easement registered on December 14, 1989 as No. LT1082621 in favour of Mississauga Hydro-Electric Commission and Bell Canada.

6. Easement registered on August 1, 1991 as No. LT1241703 in favour of The Regional Municipality of Peel (in respect of Block 2 only).



PART II - ADDITIONAL PERMITTED ENCUMBRANCES

(i)      any Inchoate Lien;

(ii) liens, title defects or irregularities, including, without limitation, easements, rights of way, encroachments, restrictive covenants, servitudes or other similar rights in land granted to or reserved by other Persons, rights of way for sewers, drains, steam, gas and oil pipelines, gas and water mains, electric light and power lines, telegraph and telephone lines and other forms of communication, poles, wires or other incidental equipment and other similar purposes granted to or reserved by other Persons, or zoning or building by-laws and ordinances or other restrictions as to the use of land, which liens, title defects or irregularities do not in the aggregate materially adversely affect the use of the Lands or the construction or operation of the Project for the purposes for which they are held by the Customer including the construction, development and operation of the Project; and mortgages of and other Liens against the said liens, title defects or irregularities;

(iii) any right reserved to or vested in any governmental authority or other public agency by the terms of any lease, license, franchise, grant or permit acquired by such Person, or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof;

(iv) security or deposits given to a public utility, any governmental authority or other public authority when required by such utility, governmental authority or other public authority in connection with the operations of such Person and in the ordinary course of its business or the supply of services to such Person;

(v) reservations, limitations, provisos and conditions, if any, expressed in any original grants from Her Majesty the Queen in right of Canada or Her Majesty the Queen in right of Ontario of any land or interest therein, and statutory exceptions to title in any grants from Her Majesty the Queen in right of Canada or Her Majesty the Queen in right of Ontario;

(vi) the exceptions and qualifications set out in Section 44(1) of the Land Titles Act (Ontario);

(vii) Liens securing appeal bonds or other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law, letters of credit, Liens arising out of judgments or awards with respect to which an appeal or proceedings for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending the appeal of proceedings for review or for which security acceptable to the Bank has been posted by the Person) or any other instruments serving similar purpose;

(viii) applicable municipal and other governmental restrictions, including municipal by-laws and regulations (including site specific by-laws) provided same have been materially complied with;

(ix) Purchase Money Liens securing purchase money obligations in an aggregate amount not exceeding $500,000 per annum;

(x) any Lien granted in favour of the Bank including the Charge/Mortgage registered in the Land Registry Office for Land Titles Division of Peel on November 22, 2002 as No. PR351375;

(xi) any Lien granted in connection with indebtedness pursuant to Credit No. 02 and Credit No. 03 set forth in the Credit Agreement;

(xii)    any Lien consented to in writing by the Bank;

(xiii) Liens for the excess of the amount of any past due Taxes for which a final assessment has not been received over the amount of such Taxes as estimated and paid by the Person acting prudently and reasonably;

(xiv) Liens or deposits in connection with bids, tenders, contracts or expropriation proceedings of the Person or to secure utilities, workers' compensation, employment insurance or other similar statutory assessments or to secure costs of litigation when required by applicable law, and surety or appeal bonds in connection with such litigation;

(xv) deposits of cash or securities in connection with any Liens referred to in paragraphs (i), (ii) and (iii) above;

(xvi) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in or exercised under any lease for rent or compliance with the terms of such lease;

(xvii) mechanics', workers', repairers or other like possessory liens, arising in the ordinary course of business for amounts the payment of which is either not delinquent or is being contested in good faith by appropriate proceedings and for which security acceptable to the Bank has been posted by the Person;

(xviii) Liens in connection with indebtedness in respect of services rendered to or to be rendered or goods or products provided or to be provided to the Person, including rent and other payments under leases, contracts, hire-purchase agreements and agreements for sale;

(xix) plans of subdivision, site plans, municipal agreements or restrictive covenants affecting the use to which the Lands may be put, provided that same are complied with in all material respects and do not materially detract from the value of the Lands or materially impair the construction, development and operation of the Project;

(xx) rights and interests created by notice registered by the Ontario Ministry of Transportation or similar authorities with respect to proposed highways and which do not materially detract from the value of the Lands or materially impair the construction, development and operation of the Project;

(xxi) certificates of pending litigation that may be registered against any real property or any interest therein of the Person in respect of any action or proceeding against the Person or in which it is a defendant, but with respect to which action or proceeding no judgment, award or attachment against the Person has been granted or made and which the Person is defending in good faith and in respect of which the Person has posted security satisfactory to the Bank provided the certificate of pending litigation is discharged from title within 30 days of its registration;

(xxii) the granting by the Person in the ordinary course of its business of any lease, sublease, tenancy or right of occupancy to any person in respect of property owned or leased by the Person other than in respect of the Lands;

(xxiii)  the right of distress in favour of any landlord of the Person;

(xxiv) Liens which do not mortgage, charge, create a security interest in or otherwise encumber any property or assets of the Borrower that are necessary to the conduct of the Hemolink (TM) Business;

(xxv) any licences (in or out by the Borrower) of intellectual property, any royalties or other payments by or to the Borrower on any intellectual property, or joint or part ownership by the Borrower of intellectual property provided, notwithstanding the foregoing, nothing herein permits the licencing out or entering into of joint venture, joint or partial ownership arrangements or similar arrangements respecting intellectual property necessary for the conduct of the Hemolink (TM) Business other than arrangements with licencees or partners which do not carry on business within North America; and

(xxvi) the security interests perfected by registrations nos. 20030416 0914 1146 8427, 20030121 1643 1616 0944, 20021203 1125 1146 7993, 20020102
         1738 1715 8882, 20011227 1818 1531 0426, 20011213 1430 1715 8757,
         20010417 0908 1322 1131 (as amended by registration no. 20020116 1113
         1322 1238) and 20000508 1433 1146 5863 pursuant to the Personal
         Property Security Act (Ontario).

In this Schedule A:

"INCHOATE LIEN" means, with respect to any property or asset of any Person, the following Liens:

(i) any Lien for taxes, rates or assessments not yet due or delinquent or which are due or delinquent but the validity of which is being contested in good faith by appropriate proceedings and for which security acceptable to the Bank has been posted by the Person with the appropriate Person;

(ii) any liens of carriers, warehousemen, contractors, subcontractors, suppliers, mechanics or materialmen or other similar common law liens or Liens so long as such charges are not yet due or such charges are being contested in good faith by appropriate proceedings and for which security acceptable to the Bank has been posted by the Person with the appropriate Person; and

(iii) undetermined or inchoate liens, including statutory liens arising or potentially arising, privileges or charges incidental to current operations which have not at such time been filed or registered pursuant to law or served upon the Person or which, although filed and registered, relate to obligations not due or delinquent;

"LANDS" means the real property known municipally as 2585 Meadowpine Blvd., Mississauga, Ontario L5N 8H9;

"LIENS" means any mortgage, hypothec, title retention, pledge, lien, charge, security interest or other encumbrance whatsoever, most recent whether fixed or floating and howsoever created or arising;

"PERSON" includes an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual;

"PROJECT" means the construction of the manufacturing facility for the production and commercialization of Hemolink (TM) on the Lands;

"PURCHASE MONEY LIEN" means any Lien on any asset, other than accounts receivable or inventory, of a Person which is assumed, created, guaranteed or reserved to secure the unpaid purchase price of such asset, provided that any such Lien is limited to the asset so acquired and does not secure an amount in excess of the purchase price thereof, such purchase price not to exceed the fair market value of the purchased asset, and includes an extension, renewal or refunding of the Indebtedness secured by such Lien, provided that the principal amount thereof is not thereby increased;

"TAXES" means, at any time, all taxes, rates, levies, imposts, assessments, government fees, dues, stamp taxes, duties, charges to tax, fees, deductions, withholdings and similar impositions, whether current or deferred, that are payable to, levied, collected, withheld or assessed by, any governmental authority with taxing authority;

                                  SCHEDULE "B"

                             LOCATION OF COLLATERAL

MEADOWPINE BOULEVARD

         2585 Meadowpine Boulevard
         Mississauga, ON  L5N 8H9

                                  SCHEDULE "C"

                         SPECIFIC ASSIGNMENT OF CONTRACT

      THIS SPECIFIC ASSIGNMENT OF CONTRACT (as amended, modified, supplemented, restated, or replaced from time to time, this "Agreement"), dated as of ______________________________, 2004, made by HEMOSOL LP, a limited partnership existing under the laws of Ontario (the "Grantor"), in favour of THE BANK OF NOVA SCOTIA (the "Lender").

      WHEREAS as general and continuing collateral security for the payment and fulfillment of the Secured Obligations, the Grantor has agreed, inter alia, to assign and pledge to the Lender all the Grantor's right, title, estate, interest in and to the Contract.

      NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged,) the Grantor agrees as follows:

                                   ARTICLE 1

                                  DEFINITIONS

SECTION 1.1 CERTAIN TERMS. All capitalized terms not otherwise defined herein, including "Event of Default", shall have the meaning ascribed thereto in the General Security Agreement. In addition, in this Agreement, unless the context otherwise requires, the following words and expressions have the meaning set forth below (such definitions to be equally applicable to the singular and plural forms thereof):

"Agreement" is defined in the preamble.

"Contract" means the EPC contract dated as of August 8, 2000 between Hemosol Inc. and SNC Lavalin Inc., as amended pursuant to a Construction Contract Amending Agreement made as of July 1, 2002, as further amended pursuant to a Construction Contract-Second Amending Agreement made as of December 19, 2002, as further amended pursuant to a Construction Contract-Third Amending Agreement made as of January 30, 2003, and as assigned to the Grantor pursuant to the Contribution Agreement between Hemosol Inc. and the Grantor dated the date hereof and as the same may be further amended, modified, supplemented, restated or replaced from time to time.

"Credit Agreement" means the commitment letter issued by the Lender to Hemosol Inc. dated October 25, 2002, as amended and supplemented by a supplemental agreement dated as of November 22, 2002, as further amended by amending
agreements dated April 29, 2003 and December   , 2003, as assigned to, and
assumed by, the Grantor pursuant to an Assignment, Assumption and Release Agreement made as of the date hereof, as such agreement may be further amended, modified, supplemented, restated or replaced from time to time.

"General Security Agreement" means the general security agreement issued by the Grantor to the Lender dated the date hereof.

"Grantor" is defined in the preamble.

"Lender" is defined in the preamble.

"Mechanical Functionality Guarantee" means the obligation of SNC Lavalin Inc. to correct deficiencies noted during the mechanical functionality test detailed in Appendix "D" to the Contract.

"Person" includes an individual, a partnership, a corporation, a trust, an unincorporated association, a government or any department or agency thereof or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual.

"Secured Obligations" shall mean the "Obligations" as defined in the General Security Agreement together with all costs and expenses incurred by the Lender in enforcing any rights hereunder or in connection with the said Obligations.

                                   ARTICLE 2

                                ASSIGNMENT, ETC.

SECTION 2.1 ASSIGNMENT. Upon and subject to the terms, conditions and provisions herein contained, the Grantor hereby assigns, transfers and sets over to and in favour of the Lender, as and by way of a fixed and specific assignment all of its right, title, estate and interest in, to, under and in respect of:

      (a) the Contract, and all benefits, powers and advantages of the Grantor to be derived therefrom, including any licenses, permits, plans and specifications, building and development permissions, performance bonds, labour and material bonds, completion bonds, letters of credit, letters of guarantee, Mechanical Functionality Guarantee, or any other documents or instruments affecting or relating to the Contract and all covenants, obligations and agreements of the parties thereunder and otherwise to enforce the rights of the Grantor thereunder in the name of the Grantor; and

      (b) all revenues and other moneys now due and payable or hereafter to become due and payable to the Grantor thereunder or in connection therewith by the other party to the Contract or receivable by the Grantor pursuant to or in connection with the Contract, to be held by the Lender as general and continuing security for the payment and satisfaction of all Secured Obligations of the Grantor whether for principal, interest, costs, fees, expenses or otherwise.

SECTION 2.2 NO LIABILITY. Nothing herein contained shall render the Lender, its agents, directors, officers, employees or any other Persons for whom the Lender is at law responsible, liable to any Person for the fulfilment or non-fulfilment of the obligations, covenants and agreements, including but not limited to the payment of any moneys thereunder or in respect thereto, of the Grantor under the Contract. Notwithstanding the foregoing, the Grantor hereby indemnifies and agrees to save and hold harmless the Lender, its agents, directors, officers and employees from and against any and all claims, demands, actions, causes of action, losses, suits, damages and costs whatsoever of any Person arising directly or indirectly from or out of the Contract except as a result of the gross negligence or wilful misconduct of the Lender.

SECTION 2.3 NOTICE; REGISTRATION. Following the occurrence of an Event of Default which is continuing, the Lender shall have the right at any time to serve this Agreement or notice thereof on any party to the Contract. The Lender shall also have the right at any time and without notice to the Grantor to cause this Agreement or notice thereof to be registered or filed in any place or office where the Lender or its counsel deem advisable or necessary.

SECTION 2.4 PERFORMANCE UNTIL DEFAULT AND ATTORNEY OF THE GRANTOR. The Lender, as attorney or agent of the Grantor and in its name, may but shall not be obliged to, at any time and from time to time after the occurrence of an Event of Default which is continuing, exercise any of the rights, powers, authority and discretions which under the terms of the Contract could be exercised by the Grantor with respect thereto, all of which is consented to by the Grantor.

                                   ARTICLE 3

                          REPRESENTATIONS AND COVENANTS

SECTION 3.1 REPRESENTATIONS. The Grantor represents and warrants to the Lender that:

      (a) all of the representations and warranties contained in the General Security Agreement are true, correct and complete in all material respects as of the date hereof;

      (b) as of the date hereof, the Contract is a valid and subsisting agreement in full force and effect and the August 8, 2000 EPC contract referred to in the definition of Contract herein is unmodified except as set forth in the definition of Contract herein, and there are no defaults under the Contract by the Grantor; and

      (c) as of the date hereof, the Contract constitutes the entire agreement between the Grantor and the other party thereto in respect of the services contemplated therein.

SECTION 3.2 COVENANTS. The Grantor agrees that so long as any portion of the Secured Obligations shall remain unpaid and the credit facilities provided for in the Credit Agreement are not terminated, the Grantor hereby agrees to be bound by the covenants in the Credit Agreement and the General Security Agreement.

SECTION 3.3 FURTHER ASSURANCES. The Grantor hereby covenants and agrees with the Lender that it shall from time to time and at all times hereafter upon written request so to do, make, do, execute and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be reasonably required by the Lender for more effectually implementing and carrying out the true intent and meaning of this Agreement.

                                   ARTICLE 4

                                     DEFAULT

SECTION 4.1 RIGHTS OF LENDER UPON A DEFAULT. Following the occurrence of an Event of Default which is continuing, without limiting the rights of the Lender under or pursuant to this Agreement, the Credit Agreement, any other security provided by the Grantor to the Lender pursuant to or in connection with the Credit Agreement or otherwise provided by law, the Lender shall be entitled and shall have the authority by itself or through its agents:

      (a) to renew, amend or otherwise deal (including without limitation, the authority to demand, sue for, recover, receive and give receipts for all revenue or other moneys) with the Contract on such terms as it may deem appropriate;

      (b) to perform, at the Grantor's expense any and all obligations or covenants of the Grantor under the Contract and to enforce performance by the other party to the Contract of its obligations, covenants and agreements thereunder;

      (c) to deal with the Contract to the same extent as the Grantor could do; and

      (d) to take possession of and collect the revenues and other moneys of all kinds payable to the Grantor in respect of the Contract and pay therefrom all reasonable expenses and charges, the payment of which may be necessary to preserve and protect the Contract, the whole without any liability or responsibility of any kind on the part of the Lender or its agents except in connection with their gross negligence or wilful misconduct.

SECTION 4.2 EXERCISE OF POWERS. Where any discretionary powers hereunder are vested in the Lender or its agents, the same may be exercised by an officer or manager of the Lender or its appointed agents, as the case may be.

                                   ARTICLE 5

                                     GENERAL

SECTION 5.1 NO RELEASE. This Agreement shall remain in full force and effect without regard to, and the obligations of the Grantor shall not be affected or impaired by:

      (a) any amendment, modification, replacement of or addition or supplement to the Credit Agreement or any other security provided to the Lender; or

      (b) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement, the Credit Agreement or any other security provided to the Lender; or

      (c) any waiver, consent, extension, indulgence or other action, inaction or admission under or in respect of this Agreement, the Credit Agreement or any other security provided to the Lender; or

      (d) any default by the Grantor under, or any invalidity or unenforceability of, or any limitation of the liability of the Grantor or on the method or terms of payment under, or any irregularity or other defect in the Credit Agreement or any other security provided to the Lender; or

      (e) any merger, consolidation or amalgamation of the Grantor into or with any other Person; or

      (f) any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting the Grantor.

SECTION 5.2 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed by the parties hereto or by any third party as creating the relationship of partnership or of joint venture between the Grantor and the Lender, it being understood and agreed that none of the provisions herein contained or any acts of the Lender or of the Grantor shall be deemed to create any relationship between the Lender and the Grantor other than the relationship of assignee and grantor.

SECTION 5.3 RIGHTS AND REMEDIES CUMULATIVE. The rights or remedies given to the Lender hereunder shall be cumulative of and not substituted for any rights or remedies to which the Lender may be entitled under the Credit Agreement or any other security provided to the Lender pursuant to or in connection with the Credit Agreement or at law and may be exercised whether or not the Lender has pursued or is then pursuing any other such rights and remedies. Further, nothing in this Agreement shall curtail or limit the remedies of the Lender as permitted either by law or in any statute to a creditor, all such remedies being in addition to and not in substitution for any other rights of the Lender under this Agreement, the Credit Agreement or any other security provided to the Lender pursuant to or in connection with the Credit Agreement.

SECTION 5.4 TIME OF ESSENCE. Time shall be of the essence of this Agreement.


SECTION 5.5 WAIVER. No consent or waiver, express or implied, by the Lender to or of any breach or default by the Grantor in performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by the Grantor hereunder. Failure on the part of the Lender to complain of any act or failure to act of the Grantor or to declare the Grantor in default, irrespective of how long such failure continues, shall not, by itself, constitute a waiver by the Lender of its rights hereunder.

SECTION 5.6 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                   ARTICLE 6

                            MISCELLANEOUS PROVISIONS

SECTION 6.1 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.2 PROTECTION OF COLLATERAL. Upon the occurrence of an Event of Default which is continuing, the Lender may from time to time, at its option: (a) perform any act which the Grantor agrees hereunder to perform and which the Grantor shall fail to perform; and (b) take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the assigned rights or of its security interest therein.

SECTION 6.3 ADDRESSES FOR NOTICES. Any notice or communication to be given under this Agreement to the Grantor shall be given in accordance with Section 10 of the General Security Agreement.

SECTION 6.4 SECTION CAPTIONS. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 6.5 SEVERABILITY. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 6.6 CONFLICTS. In the event of any conflict between the provisions hereunder and the provisions of the Credit Agreement then, notwithstanding anything contained herein, the provisions contained in the Credit Agreement shall prevail and the provisions of this agreement will be deemed to be amended to the extent necessary to eliminate such conflict. If any act or omission of the Grantor is expressly permitted under the Credit Agreement but is expressly prohibited hereunder, such act or omission shall be permitted. If any act or omission is expressly prohibited hereunder, but the Credit Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed hereunder but the Credit Agreement does not expressly relieve the Grantor from such performance, such fact shall not constitute a conflict between the applicable provisions hereunder and the provisions of the Credit Agreement.

SECTION 6.7 GOVERNING LAW, ENTIRE AGREEMENT, ETC. This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Ontario, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of particular collateral are governed by the laws of a jurisdiction other than the Province of Ontario. This Agreement and the other Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

SECTION 6.8 ASSIGNABILITY. All rights of the Lender under this Agreement shall be assignable without the consent of the Grantor provided that:

      (a) if an Event of Default is not currently existing and continuing and the assignee is other than MDS Inc. or a Canadian financial institution with a tier 1 consolidated regulatory capital in excess of $500,000,000 and such assignment does not in itself result in increased costs to the Grantor, the Grantor's prior written consent shall be required, not to be unreasonably withheld; and

      (b) in all instances the Lender has also assigned to the assignee the indebtedness (the "Indebtedness") owing under Credit No.: 01 provided for in the Credit Agreement, the Guarantee issued by MDS Inc. dated November 22, 2002 (if the assignee is other than MDS Inc.) and all other outstanding security granted to the Bank securing the Indebtedness.

IN WITNESS WHEREOF the Grantor has duly executed this Agreement on the date first written above.

                                   HEMOSOL LP

                                   BY ITS GENERAL PARTNER HEMOSOL CORP.


                                   Per: ________________________________________
                                        Name:
                                        Title:


                                   THE BANK OF NOVA SCOTIA

                                   By:  ________________________________________
                                        Name:
                                        Title:

                             ASSIGNMENT OF CONTRACTS

      THIS ASSIGNMENT OF CONTRACTS (as amended, modified, supplemented, restated, or replaced from time to time, this "Agreement"), dated as of ______________________________, 2004, made by HEMOSOL LP, a limited partnership existing under the laws of Ontario (the "Grantor"), in favour of THE BANK OF NOVA SCOTIA (the "Lender").

      WHEREAS as general and continuing collateral security for the payment and fulfillment of the Secured Obligations, the Grantor has agreed, inter alia, to assign and pledge to the Lender all the Grantor's right, title, estate, interest in and to the Contracts.

      NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged,) the Grantor agrees as follows:

                                   ARTICLE 1

                                   DEFINITIONS

SECTION 1.1 CERTAIN TERMS. All capitalized terms not otherwise defined herein, including "Event of Default", shall have the meaning ascribed thereto in the General Security Agreement. In addition, in this Agreement, unless the context otherwise requires, the following words and expressions have the meaning set forth below (such definitions to be equally applicable to the singular and plural forms thereof):

"Agreement" is defined in the preamble.

"Contracts" means those agreements, documents and instruments (other than leases and subleases) entered into by the Grantor relating to the construction or development of the facility located at 2585 Meadowpine Blvd., Mississauga, Ontario or the business carried on by the Grantor, including without limitation those contracts listed on Schedule "A" attached hereto, as the same may be amended, modified, supplemented, restated or replaced from time to time.

"Credit Agreement" means the commitment letter issued by the Lender to Hemosol Inc. dated October 25, 2002, as amended and supplemented by a supplemental agreement dated as of November 22, 2002, as further amended by amending agreements dated April 29, 2003 and December 29, 2003, as assigned to, and assumed by, the Grantor pursuant to an Assignment, Assumption and Release Agreement made as of the date hereof, as such agreement may be further amended, modified, supplemented, restated or replaced from time to time.

"General Security Agreement" means the general security agreement issued by the Grantor to the Lender dated the date hereof.

"Grantor" is defined in the preamble.

"Lender" is defined in the preamble.

"Person" includes an individual, a partnership, a corporation, a trust, an unincorporated association, a government or any department or agency thereof or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual.

"Secured Obligations" shall mean the "Obligations" as defined in the General Security Agreement together with all costs and expenses incurred by the Lender in enforcing any rights hereunder or in connection with the said Obligations.

                                   ARTICLE 2

                                ASSIGNMENT, ETC.

SECTION 2.1 ASSIGNMENT. Upon and subject to the terms, conditions and provisions herein contained, the Grantor hereby assigns, transfers and sets over to and in favour of the Lender, as and by way of a fixed and specific assignment all of its right, title, estate and interest in, to, under and in respect of:

      (a) the Contracts, and all benefits, powers and advantages of the Grantor to be derived therefrom or any other documents or instruments affecting or relating to the Contracts and all covenants, obligations and agreements of the parties thereunder and otherwise to enforce the rights of the Grantor thereunder in the name of the Grantor; and

      (b) all revenues and other moneys now due and payable or hereafter to become due and payable to the Grantor thereunder or in connection therewith by the other party to the Contracts or receivable by the Grantor pursuant to or in connection with the Contracts, to be held by the Lender as general and continuing security for the payment and satisfaction of all Secured Obligations of the Grantor whether for principal, interest, costs, fees, expenses or otherwise.

SECTION 2.2 NO LIABILITY. Nothing herein contained shall render the Lender, its agents, directors, officers, employees or any other Persons for whom the Lender is at law responsible, liable to any Person for the fulfilment or non-fulfilment of the obligations, covenants and agreements, including but not limited to the payment of any moneys thereunder or in respect thereto, of the Grantor under the Contracts. Notwithstanding the foregoing, the Grantor hereby indemnifies and agrees to save and hold harmless the Lender, its agents, directors, officers and employees from and against any and all claims, demands, actions, causes of action, losses, suits, damages and costs whatsoever of any Person arising directly or indirectly from or out of the Contracts except as a result of the gross negligence or wilful misconduct of the Lender.

SECTION 2.3 NOTICE; REGISTRATION. Following the occurrence of an Event of Default which is continuing, the Lender shall have the right at any time to serve this Agreement or notice thereof on any party to the Contracts. The Lender shall also have the right at any time and without notice to the Grantor to cause this Agreement or notice thereof to be registered or filed in any place or office where the Lender or its counsel deem advisable or necessary.

SECTION 2.4 PERFORMANCE UNTIL DEFAULT AND ATTORNEY OF THE GRANTOR. The Lender, as attorney or agent of the Grantor and in its name, may but shall not be obliged to, at any time and from time to time after the occurrence of an Event of Default which is continuing, exercise any of the rights, powers, authority and discretions which under the terms of the Contracts could be exercised by the Grantor with respect thereto, all of which is consented to by the Grantor.

                                   ARTICLE 3

                          REPRESENTATIONS AND COVENANTS

SECTION 3.1 REPRESENTATIONS. The Grantor represents and warrants to the Lender that:

      (a) all of the representations and warranties contained in the General Security Agreement are true, correct and complete in all material respects as of the date hereof;

      (b) as of the date hereof, each of the Contracts is a valid and subsisting agreement in full force and effect, the Contracts referred to in Schedule "A" are unmodified and there are no defaults under the Contracts by the Grantor; and

      (c) as of the date hereof, each of the Contracts constitutes the entire agreement between the Grantor and the other party thereto in respect of the subject matter contemplated therein.

SECTION 3.2 COVENANTS. The Grantor agrees that so long as any portion of the Secured Obligations shall remain unpaid and the credit facilities provided for in the Credit Agreement are not terminated, the Grantor hereby agrees to be bound by the covenants in the Credit Agreement and the General Security Agreement.

SECTION 3.3 FURTHER ASSURANCES. The Grantor hereby covenants and agrees with the Lender that it shall from time to time and at all times hereafter upon written request so to do, make, do, execute and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be reasonably required by the Lender for more effectually implementing and carrying out the true intent and meaning of this Agreement.

                                   ARTICLE 4

                                     DEFAULT

SECTION 4.1 RIGHTS OF LENDER UPON A DEFAULT. Following the occurrence of an Event of Default which is continuing, without limiting the rights of the Lender under or pursuant to this Agreement, the Credit Agreement, any other security provided by the Grantor to the Lender pursuant to or in connection with the Credit Agreement or otherwise provided by law, the Lender shall be entitled and shall have the authority by itself or through its agents:

      (a) to renew, amend or otherwise deal (including without limitation, the authority to demand, sue for, recover, receive and give receipts for all revenue or other moneys) with the Contracts or any of them on such terms as it may deem appropriate;

      (b) to perform, at the Grantor's expense any and all obligations or covenants of the Grantor under the Contracts or any of them and to enforce performance by the other party to a Contract of its obligations, covenants and agreements thereunder;

      (c) to deal with the Contracts or any of them to the same extent as the Grantor could do; and

      (d) to take possession of and collect the revenues and other moneys of all kinds payable to the Grantor in respect of the Contracts or any of them and pay therefrom all reasonable expenses and charges, the payment of which may be necessary to preserve and protect the Contracts or any of them, the whole without any liability or responsibility of any kind on the part of the Lender or its agents except in connection with their gross negligence or wilful misconduct.

SECTION 4.2 EXERCISE OF POWERS. Where any discretionary powers hereunder are vested in the Lender or its agents, the same may be exercised by an officer or manager of the Lender or its appointed agents, as the case may be.

                                   ARTICLE 5

                                     GENERAL

SECTION 5.1 NO RELEASE. This Agreement shall remain in full force and effect without regard to, and the obligations of the Grantor shall not be affected or impaired by:

      (a) any amendment, modification, replacement of or addition or supplement to the Credit Agreement or any other security provided to the Lender; or

      (b) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement, the Credit Agreement or any other security provided to the Lender; or

      (c) any waiver, consent, extension, indulgence or other action, inaction or admission under or in respect of this Agreement, the Credit Agreement or any other security provided to the Lender; or

      (d) any default by the Grantor under, or any invalidity or unenforceability of, or any limitation of the liability of the Grantor or on the method or terms of payment under, or any irregularity or other defect in the Credit Agreement or any other security provided to the Lender; or

      (e) any merger, consolidation or amalgamation of the Grantor into or with any other Person; or

      (f) any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting the Grantor.

SECTION 5.2 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed by the parties hereto or by any third party as creating the relationship of partnership or of joint venture between the Grantor and the Lender, it being understood and agreed that none of the provisions herein contained or any acts of the Lender or of the Grantor shall be deemed to create any relationship between the Lender and the Grantor other than the relationship of assignee and grantor.

SECTION 5.3 RIGHTS AND REMEDIES CUMULATIVE. The rights or remedies given to the Lender hereunder shall be cumulative of and not substituted for any rights or remedies to which the Lender may be entitled under the Credit Agreement or any other security provided to the Lender pursuant to or in connection with the Credit Agreement or at law and may be exercised whether or not the Lender has pursued or is then pursuing any other such rights and remedies. Further, nothing in this Agreement shall curtail or limit the remedies of the Lender as permitted either by law or in any statute to a creditor, all such remedies being in addition to and not in substitution for any other rights of the Lender under this Agreement, the Credit Agreement or any other security provided to the Lender pursuant to or in connection with the Credit Agreement.

SECTION 5.4 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

SECTION 5.5 WAIVER. No consent or waiver, express or implied, by the Lender to or of any breach or default by the Grantor in performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by the Grantor hereunder. Failure on the part of the Lender to complain of any act or failure to act of the Grantor or to declare the Grantor in default, irrespective of how long such failure continues, shall not, by itself, constitute a waiver by the Lender of its rights hereunder.

SECTION 5.6 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                   ARTICLE 6

                            MISCELLANEOUS PROVISIONS

SECTION 6.1 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.2 PROTECTION OF COLLATERAL. Upon the occurrence of an Event of Default which is continuing, the Lender may from time to time, at its option: (a) perform any act which the Grantor agrees hereunder to perform and which the Grantor shall fail to perform; and (b) take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the assigned rights or of its security interest therein.

SECTION 6.3 ADDRESSES FOR NOTICES. Any notice or communication to be given under this Agreement to the Grantor shall be given in accordance with Section 10 of the General Security Agreement.

SECTION 6.4 SECTION CAPTIONS. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 6.5 SEVERABILITY. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 6.6 CONFLICTS. In the event of any conflict between the provisions hereunder and the provisions of the Credit Agreement then, notwithstanding anything contained herein, the provisions contained in the Credit Agreement shall prevail and the provisions of this agreement will be deemed to be amended to the extent necessary to eliminate such conflict. If any act or omission of the Grantor is expressly permitted under the Credit Agreement but is expressly prohibited hereunder, such act or omission shall be permitted. If any act or omission is expressly prohibited hereunder, but the Credit Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed hereunder but the Credit Agreement does not expressly relieve the Grantor from such performance, such fact shall not constitute a conflict between the applicable provisions hereunder and the provisions of the Credit Agreement.

SECTION 6.7 GOVERNING LAW, ENTIRE AGREEMENT, ETC. This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Ontario, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of particular collateral are governed by the laws of a jurisdiction other than the Province of Ontario. This Agreement and the other Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

SECTION 6.8 ASSIGNABILITY. All rights of the Lender under this Agreement shall be assignable without the consent of the Grantor provided that:

      (a) if an Event of Default is not currently existing and continuing and the assignee is other than MDS Inc. or a Canadian financial institution with a tier 1 consolidated regulatory capital in excess of $500,000,000 and such assignment does not in itself result in increased costs to the Grantor, the Grantor's prior written consent shall be required, not to be unreasonably withheld; and

      (b) in all instances the Lender has also assigned to the assignee the indebtedness (the "Indebtedness") owing under Credit No.: 01 provided for in the Credit

            Agreement, the Guarantee issued by MDS Inc. dated November 22, 2002 (if the assignee is other than MDS Inc.) and all other outstanding security granted to the Bank securing the Indebtedness.

            IN WITNESS WHEREOF the Grantor has duly executed this Agreement on the date first written above.

                                         HEMOSOL LP
                                         BY ITS GENERAL PARTNER HEMOSOL CORP.


                                         Per: __________________________________
                                              Name:
                                              Title:

                                         THE BANK OF NOVA SCOTIA

                                         By:  __________________________________
                                              Name:
                                              Title:

                                   SCHEDULE A

                                LIST OF CONTRACTS

1. Amended and restated licence agreement dated as of March 1, 1999 between the Minister of National Defence and Hemosol Inc., as amended

LRO # 43 CHARGE/MORTGAGE                   IN PREPARATION on 2004 04 26 at 14:01

This document has not been submitted and may be incomplete.                                                   yyyy mm dd Page 1 of 1

PROPERTIES

PIN             14089 - 0116 LT     Estate/Qualifier           Fee Simple Absolute

Description     PCL BLOCK 1-1, SEC 43M936; BLK 1, PL 43M936; S/T LT1082621, TT154986
                MISSISSAUGA

Address         2585 MEADOWPINE BOULEVARD
                MISSISSAUGA

PIN             14089 - 0117 LT     Estate/Qualifier           Fee Simple Absolute

Description     PCL BLOCK 2-1, SEC 43M936; BLK 2, PL 43M936; S/T LT1082621, LT1241703
                MISSISSAUGA

Address         2585 MEADOWPINE BOULEVARD
                MISSISSAUGA

CHARGOR(S)

The chargor(s) hereby charges the land to the chargee(s). The chargor(s) acknowledges the receipt of the charge and the standard charge terms, if any.

Name                    HEMOSOL CORP.
                        Acting as a company

Address for Service     2585 Meadowpine Boulevard
                        Mississauga, Ontario

I, (Insert Name), have the authority to bind the corporation.

This document is not authorized under Power of Attorney by this party.

CHARGEE(S)                                                     Capacity    Share

Name                    THE BANK OF NOVA SCOTIA
                        Acting as a company

Address for Service     Scotia Plaza
                        40 King Street West
                        64th Floor
                        Toronto, Ontario
                        M5W 2X6

STATEMENTS

Schedule:

PROVISIONS

Principal                       $25,000,000.00                 Currency    CDN
Calculation Period              See Schedule
Balance Due Date                See Schedule
Interest Rate                   25.0%
Payments
Interest Adjustment Date
Payment Date                    See Schedule
First Payment Date
Last Payment Date
Standard Charge Terms           N/A
Insurance Amount                full insurable value
Guarantor

FILE NUMBER

Chargor Client File Number:         202985

                                    DEBENTURE

                                  HEMOSOL CORP.

              2585 Meadowpine Blvd., Mississauga, Ontario, L5N 8H9



Amount and              Hemosol Corp. (herein called the "Chargor") for value
Obligations       received hereby promises to pay to The Bank of Nova Scotia
Secured           (herein called the "Bank") at its 40 King Street West, 64th
                  Floor Toronto, ON M5W 2X6 office on demand following the occurrence of an Event of Default which is continuing all amounts now or hereafter owing by the Chargor to the Bank up to the maximum principal amount of $25,000,000 in lawful money of Canada and interest at the rate of 25% per annum, calculated and payable monthly, both before and after demand, maturity and default, and interest on overdue interest at the rate aforesaid. "Event of Default" herein shall have the meaning ascribed thereto in a General Security Agreement issued by Hemosol LP by its general partner Hemosol Corp. to the Bank dated the date hereof (the "General Security
                  Agreement").

                        This debenture (the "Debenture") secures payment by the
                  Chargor to the Bank of all debts and liabilities, in any currency, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Chargor to the Bank, whether arising from dealings between the Bank and the Chargor or from any other dealings or proceedings by which the Bank may be or become in any manner whatever a creditor of the Chargor, and wherever incurred, and whether incurred by the Chargor alone or with another or others and whether as principal or surety, in each case, arising out of, under or relating to Credit No.: 01 set forth in a commitment letter issued by the Bank to Hemosol Inc. dated October 25, 2002, as amended and supplemented by a supplemental agreement dated as of November 22, 2002, as further amended by amending agreements dated April 29, 2003 and December 29, 2003, as assigned to, and assumed by, Hemosol LP by its general partner Hemosol Corp. pursuant to an Assignment, Assumption and Release Agreement made as of the date hereof, and as may be further amended, modified, supplemented, restated or replaced from time to time (collectively, the "Credit Agreement"), including pursuant to any security document or instrument issued in connection therewith and including all interest, commissions, legal and other costs reasonably incurred, charges and expenses payable by the Chargor to the Bank and also secures payment by the Chargor of all expenses under Paragraph 5 hereof (herein called "Obligations Secured").

Property                As security for the payment of the Obligations Secured,
Secured           the Chargor, as owner, hereby:

                  (A) grants, mortgages and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Bank,

                        (i) all freehold real and immovable property now or hereafter owned or acquired by the Chargor including but not limited to the lands and premises described in Schedule "A" hereto (the "Lands"), together with all buildings, erections and fixtures now or hereafter constructed or placed thereon;

                        (ii)  all leasehold property now or hereafter leased by
                              the Chargor, together with all buildings,
(Delete                       erections and fixtures now or hereafter
inapplicable                  constructed or placed thereon;
subparagraphs
and initial       (B)   charges as and by way of a floating charge to and in
deletions)              favour of the Bank, the undertaking, property and assets
                        of the Chargor for the time being, both real and personal, movable and immovable of whatsoever nature and kind now owned or hereafter acquired (except such property and assets as are validly and effectively subject to any fixed and specific mortgages and charges created hereby), including its goodwill and uncalled capital;

                  provided that the said mortgage(s) and charge(s) shall not extend or apply to the cash collateral pledged to the Bank in support of the indebtedness under Credit No. 03 provided for in the Credit Agreement nor extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by the Chargor, but should such mortgage(s) and charge(s) become enforceable the Chargor shall thereafter stand possessed of the reversion of such last day and shall hold it in trust to assign the same in such manner as the Bank may from time to time by notice in writing direct to any person acquiring such term or the part thereof mortgaged and charged in the course of any enforcement of the said mortgage(s) and charge(s) or any realization of the subject matter thereof.

                        All property and assets subject to the said mortgage(s)
                  and charge(s) shall be collectively referred to as the "Mortgaged Property".

                        If any of the Mortgaged Property may not be mortgaged,
                  charged or assigned, or if a security interest may not be created therein by the Chargor in favour of the Bank (because the consent or approval of a third party or parties is required and such consent or approval has not been obtained or the requirement therefor waived as of the date hereof and if the failure to obtain such consent or approval renders the mortgage, charge, assignment or security interest hereunder invalid and/or unenforceable or because rights appurtenant to the Mortgaged Property would not, as a matter of law, pass to the Bank as an incidence of the mortgages, charges, assignments or security interests made pursuant to this Debenture) the Chargor shall hold such Mortgaged Property and all benefits derived thereunder in trust for the Bank. The Chargor shall, at the request and under the direction of the Bank, in the name of the Chargor, take or cause to be taken all such action and do or cause to be done all such things as are necessary or desirable to preserve such Mortgaged Property and all benefits to be derived thereunder for the benefit and account of the Bank and the Chargor agrees to pay promptly to the Bank, all monies collected by or paid to the Chargor in respect of such Mortgaged Property.

Covenants of            This Debenture is issued subject to and with the benefit
Corporation       of the following conditions:

                  1.    The Chargor covenants that it shall:

Operate                 (a)   diligently use and operate the Mortgaged Property
                              as would a prudent owner in a proper and efficient manner so as to preserve and protect the Mortgaged
                              Property in accordance with customary industry standards and practices;

Maintain                (b)   maintain and preserve all of the Mortgaged
                              Property in all material respects in good repair, working order and condition (reasonable wear and tear excepted) consistent with industry standards and practices and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto in order that the business of the Chargor may be properly and advantageously conducted at all times and in accordance with prudent business management consistent with industry standards and practices;

Owner                   (c)   be at all times the sole registered holder of a
                              good and marketable title in fee simple to 100% of the Lands subject only to encumbrances ("Permitted
                              Encumbrances") referred to in Schedule B hereto;

Insure                  (d)   cause all its Mortgaged Property which is of a
                              character usually insured by businesses operating properties of a similar nature to be insured in a manner reasonably required by the Bank and kept insured with reputable insurers against loss or damage by fire or other hazards of the nature and to the extent that such Mortgaged Property is usually insured by businesses operating properties of a similar nature in the same or similar localities and shall maintain such insurance with loss if any payable to the Bank, as mortgagee or loss payee as applicable, and shall deliver to the Bank evidence of such insurance satisfactory to the Bank;

Taxes                   (e)   pay all taxes, rates, levies, assessments and
                              government fees or dues lawfully levied, assessed or imposed in respect of the Mortgaged Property or any part thereof as and when the same shall become due and payable, and shall exhibit to the Bank, upon reasonable written request, the receipts establishing such payment (provided that the Chargor shall be entitled to contest in good faith by appropriate action initiated and diligently contested such taxes, rates, levies, assessments and government fees or dues and, in the case of liens for such taxes, levies, assessments, government fees or dues, only if paid "under protest" or there shall have been deposited with the Bank or, if required by law, with a governmental authority, cash in an amount sufficient to pay the amount of such claim together with any interest or penalties thereon or a bond or other security reasonably satisfactory to the Bank in an amount sufficient for such payment);

Observe                 (f)   duly observe and conform in all material respects
Laws                          to all valid requirements of any governmental
                              authority and applicable laws relative to any of the Mortgaged Property and all covenants, terms and conditions upon or under which the Mortgaged
                              Property is held;

After-                  (g)   at the request in writing of the Bank,
Acquired                      specifically mortgage and charge in favour of the
                              Bank, the right, title and interest of the Chargor in all real and immovable property (including leaseholds) and in all equipment, machinery, vehicles and other tangible personal property which the Chargor shall hereafter acquire, and shall execute all such conveyances, mortgages and transfers as may be reasonably required in connection therewith;

Furnish                 (h)   furnish to the Bank upon reasonable written
Information                   request such information with respect to the
                              Mortgaged Property as the Bank may from time to time require, and shall give written notice to the Bank of all litigation before any court, administrative board or other tribunal affecting the Chargor or the Mortgaged Property where the amount claimed in any one instance exceeds
                              $300,000 or in the aggregate exceeds $600,000; and

Not                     (i)   not, without consent in writing of the Bank,
Encumber                      create or permit to arise any mortgage, hypothec,
                              charge, lien or other encumbrance upon the Mortgaged Property or any part thereof save and except Permitted Encumbrances.

Default           2.    The Obligations Secured shall become enforceable upon
                  the occurrence of an Event of Default and for so long as such Event of Default shall continue.

Rights            3.    Until the security hereby constituted becomes
Until             enforceable, the Chargor shall be entitled to receive all
Default           rents, revenues, income, proceeds, profits and other monies derived from or pertaining to the Mortgaged Property and shall otherwise be entitled to exercise all of the rights and powers and enjoy all of the benefits and advantages to be derived from the Mortgaged Property save and except as expressly prohibited hereunder or under any other instrument between the Chargor and the Bank.

Waiver of         4.    The Bank may by notice to the Chargor waive any default
Default           of the Chargor on such terms and conditions as the Bank may determine, but no such waiver shall be taken to affect any subsequent default or the rights resulting therefrom.

Enforcement       5.    Whenever the security hereby constituted becomes
                  enforceable and so long as it remains enforceable the Bank may:

                        (a) immediately take possession of the Mortgaged Property and, whether or not the Bank has done so, may sell, lease or otherwise dispose thereof either as a whole or in separate parcels at public auction, by public tender or by private sale, either for cash or upon credit and upon such terms and conditions as the Bank may determine; and the Bank may execute and deliver to any purchaser of the Mortgaged Property or any part thereof good and sufficient deeds and documents for the same, the Bank being irrevocably constituted the attorney of the Chargor for the purpose of making any such sale and executing such deeds and documents, such power of attorney shall remain in force until this Debenture is discharged in accordance with Section 8;

                        (b) by instrument in writing appoint any person to be a receiver (which term shall include a receiver and manager (a "Receiver")) of the Mortgaged Property or of any part thereof and may remove any Receiver so appointed and appoint another in his stead; and any such Receiver so appointed shall have power:

                  (i) to take possession of the Mortgaged Property or any part thereof;

                  (ii) to carry on all or any part of the business of the Chargor relating to the Mortgaged Property;

                  (iii) to borrow money on the security of the Mortgaged
                        Property in priority to this Debenture for the purpose of the maintenance, preservation or protection of the Mortgaged Property or any part thereof or for carrying on all or any part of the business of the Chargor relating to the Mortgaged Property;

                  (iv) to sell, lease or otherwise dispose of the whole or any part of the Mortgaged Property at public auction, by public tender or by private sale, either for cash or upon credit, at such time and upon such terms and conditions as the Receiver shall determine;

                              provided that any such Receiver shall be deemed the agent of the Chargor and the Bank shall not be in any way responsible for any misconduct or negligence of any such Receiver; and

                        (c) exercise any of the other rights to which the Bank is entitled as holder of this Debenture, including the right to take proceedings in any court of competent jurisdiction for the appointment of a Receiver, for the sale of the Mortgaged Property or any part thereof or for foreclosure, and the right to take any other action, suit, remedy or proceeding authorized or permitted thereunder or by law or by equity in order to enforce the security constituted by this Debenture.

Expenses          6.    The Chargor shall pay to the Bank upon demand the
                  amount of all expenses incurred in recovering any Obligations Secured or in enforcing the security hereby constituted, including but not limited to the expenses incurred in connection with the repossession, holding, repairing, processing, preparing for disposition, and disposing of any of the Mortgaged Property (including reasonable legal and other expenses), with interest thereon from the date of the incurring of such expenses to the date of payment by the Chargor at the rate of 3% per annum above the prime commercial loan rate of the Bank from time to time in effect.

Right to Cure     7.    If the Chargor fails to do anything hereby required
                  to be done by it, the Lender may, but shall not be obligated to, do such thing and all sums expended thereby by the Lender shall be payable forthwith by the Chargor, together with the aforesaid interest rate of 3% per annum above the prime commercial loan rate of the Bank from time to time in effect from the date of incurring such expense to the date of payment by the Chargor, shall be secured hereby and shall have the benefit of the lien hereby created, but no such performance by the Lender shall be deemed to relieve the Chargor from any default hereunder.

Discharge         8.    If the Chargor pays to the Bank the Obligations
                  Secured and otherwise observes and performs the terms and conditions hereof, then the Bank shall at the request and at the expense of the Chargor cancel and discharge the mortgage(s) and charge(s) of this Debenture and execute and deliver to the Chargor such deeds and other instruments as shall be requisite therefor.

Notice            9.    Any notice, demand or other communication which may
                  be or is required to be given or made pursuant to this Debenture shall be in writing and shall be deemed to have been sufficiently and effectively given if signed by or on behalf of the party giving notice and delivered or transmitted by telecopier to the party for which it is intended.

                  (a) Communications sent to the Chargor shall be address as follows:

                        2585 Meadowpine Blvd.
                        Mississauga, ON   L5N 8H9

                        Attention:         President and Chief Executive Officer
                        Telecopier No.:    (905) 286-6300

                        and a copy to:

                        Davies Ward Phillips & Vineberg LLP
                        1 First Canadian Place
                        44th Floor
                        Toronto, ON   M5X 1B1

                        Attention:         Arthur Shiff/Scott Hyman
                        Telecopier No.:    (416) 863-0871

                  (b) Communications sent to the Bank shall be addressed as follows:

                        The Bank of Nova Scotia
                        40 King Street West, 64th Floor
                        Toronto, ON   M5W 2X6

                        Attention:         Byron Kwan
                        Telecopier No.:    (416) 866-2009

                        and a copy to:

                        Gowling Lafleur Henderson LLP
                        Commerce Court West, Suite 4900
                        Toronto, Ontario
                        M5L 1J3

                        Attention:         Robert D. Muncaster
                        Telecopier No.:    (416) 862-7661

                  Any notice, demand or communication which may or is required to be given or made shall be made or given as herein provided or to such other address or to such other officer as a party may from time to time advise the other parties hereto by notice in writing as aforesaid and shall not be deemed received until actual receipt thereof by the party to whom such notice is given except if sent by telecopier after 4:00 p.m., in which case it shall be deemed received on the banking day (i.e. a day, other than a Saturday or Sunday, on which the offices of the Bank are open for normal business in the City of Toronto, Ontario) next following the date of transmission.

Continuing        10.   This Debenture shall not be considered as satisfied
and               or discharged by any intermediate payment of the whole or part
Additional        of the Obligations Secured but shall constitute and be a
Security          continuing security to the Bank of a current or running
                  account and shall be in addition to and not in substitution for any other security now or hereafter held by the Bank. The remedies of the Bank under this Debenture may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Bank however created.

Transferable,     11.   The Obligations Secured shall be paid by the Chargor
etc.              and this Debenture shall be transferable without regard to any set-off, counter-claim or equities between the Chargor and the Bank.

Conflict          12.   If there is any conflict between the provisions
                  contained in this Debenture and the provisions contained in the Credit Agreement, the provisions of the Credit Agreement shall have priority over and shall override the provisions contained in this Debenture; provided, however, that the fact that one document addresses a subject matter which is not addressed in the other document shall not, by itself, be deemed to be an inconsistency.

Law               13.   This Debenture shall be governed in all respects by
Governing         the laws of the Province of Ontario.

                             IN WITNESS WHEREOF the Chargor has caused its
                  corporate seal to be hereunto affixed and this Debenture to be signed by its duly authorized officers this __________ day of April, 2004.


                                           HEMOSOL CORP.

                                           By: ______________________________c/s
                                                Name:
                                                Title:

                                  SCHEDULE "A"

                                LEGAL DESCRIPTION

2585 MEADOWPINE BOULEVARD, MISSISSAUGA

Firstly:

            Parcel Block 1-1, Section 43M-936, Block 1 on Plan 43M-936, City of Mississauga, Regional Municipality of Peel

            being the whole of P.I.N. No. 14089-0116(LT)

Secondly:

            Parcel Block 2-1, Section 43M-936, Block 2 on Plan 43M-936, City of Mississauga, Regional Municipality of Peel

            being the whole of P.I.N. No. 14089-0117(LT)

                                  SCHEDULE "B"

                             PERMITTED ENCUMBRANCES

PART I - SPECIFIC ENCUMBRANCES

1. Easement registered on June 6, 1963 as No. TT154986 in favour of Trans-Canada PipeLines Limited (in respect of Block 1 only).

2. Restrictions registered on February 6, 1964 as No. TT162545Z in favour of Her Majesty the Queen in Right of the Province of Ontario as represented by the Minister of Highways restricting access to Highway No. 401 from the Lands which appear to be perpetual.

3. Notice registered on February 12, 1973 as No. VS248789 being an amendment of the Toronto-Malton Airport Zoning Regulations and amended further by a notice registered on March 27, 2000 as No. LT2057426 by Her Majesty the Queen in Right of the Department of Transport Canada which restrict the height of buildings and structures that can be erected on the Lands.

4. Financial Agreement registered on December 14, 1989 as No. LT1082614 between Runnymede Development Corporation Limited, The Corporation of the City of Mississauga and The Regional Municipality of Peel, as amended by an agreement registered on November 14, 2001 as No. PR166028 between Hemosol Inc., The Regional Municipality of Peel and Runnymede Development Corporation Limited.

5. Easement registered on December 14, 1989 as No. LT1082621 in favour of Mississauga Hydro-Electric Commission and Bell Canada.

6. Easement registered on August 1, 1991 as No. LT1241703 in favour of The Regional Municipality of Peel (in respect of Block 2 only).

PART II - ADDITIONAL PERMITTED ENCUMBRANCES

(i)      any Inchoate Lien;

(ii) liens, title defects or irregularities, including, without limitation, easements, rights of way, encroachments, restrictive covenants, servitudes or other similar rights in land granted to or reserved by other Persons, rights of way for sewers, drains, steam, gas and oil pipelines, gas and water mains, electric light and power lines, telegraph and telephone lines and other forms of communication, poles, wires or other incidental equipment and other similar purposes granted to or reserved by other Persons, or zoning or building by-laws and ordinances or other restrictions as to the use of land, which liens, title defects or irregularities do not in the aggregate materially adversely affect the use of the Lands or the construction or operation of the Project for the purposes for which they are held by the Customer including the construction, development and operation of the Project; and mortgages of and other Liens against the said liens, title defects or irregularities;

(iii) any right reserved to or vested in any governmental authority or other public agency by the terms of any lease, license, franchise, grant or permit acquired by such Person, or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof;

(iv) security or deposits given to a public utility, any governmental authority or other public authority when required by such utility, governmental authority or other public authority in connection with the operations of such Person and in the ordinary course of its business or the supply of services to such Person;

(v) reservations, limitations, provisos and conditions, if any, expressed in any original grants from Her Majesty the Queen in right of Canada or Her Majesty the Queen in right of Ontario of any land or interest therein, and statutory exceptions to title in any grants from Her Majesty the Queen in right of Canada or Her Majesty the Queen in right of Ontario;

(vi) exceptions and qualifications set out in Section 44(1) of the Land Titles Act (Ontario);

(vii) Liens securing appeal bonds or other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law, letters of credit, Liens arising out of judgments or awards with respect to which an appeal or proceedings for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending the appeal of proceedings for review or for which security acceptable to the Bank has been posted by the Person) or any other instruments serving similar purpose;

(viii) applicable municipal and other governmental restrictions, including municipal by-laws and regulations (including site specific by-laws) provided same have been materially complied with;

(ix) Purchase Money Liens securing purchase money obligations in an aggregate amount not exceeding $500,000 per annum;

(x) any Lien granted in favour of the Bank including the Charge/Mortgage registered in the Land Registry Office for Land Titles Division of Peel on November 22, 2002 as No. PR351375;

(xi) any Lien granted in connection with indebtedness pursuant to Credit No. 03 set forth in the Credit Agreement;

(xii)    any Lien consented to in writing by the Bank;

(xiii) Liens for the excess of the amount of any past due Taxes for which a final assessment has not been received over the amount of such Taxes as estimated and paid by the Person acting prudently and reasonably;

(xiv) Liens or deposits in connection with bids, tenders, contracts or expropriation proceedings of the Person or to secure utilities, workers' compensation, employment insurance or other similar statutory assessments or to secure costs of litigation when required by applicable law, and surety or appeal bonds in connection with such litigation;

(xv) deposits of cash or securities in connection with any Liens referred to in paragraphs (i), (ii) and (iii) above;

(xvi) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in or exercised under any lease for rent or compliance with the terms of such lease;

(xvii) mechanics', workers', repairers or other like possessory liens, arising in the ordinary course of business for amounts the payment of which is either not delinquent or is being contested in good faith by appropriate proceedings and for which security acceptable to the Bank has been posted by the Person;

(xviii) Liens in connection with indebtedness in respect of services rendered to or to be rendered or goods or products provided or to be provided to the Person, including rent and other payments under leases, contracts, hire-purchase agreements and agreements for sale;

(xix) plans of subdivision, site plans, municipal agreements or restrictive covenants affecting the use to which the Lands may be put, provided that same are complied with in all material respects and do not materially detract from the value of the Lands or materially impair the construction, development and operation of the Project;

(xx) rights and interests created by notice registered by the Ontario Ministry of Transportation or similar authorities with respect to proposed highways and which do not materially detract from the value of the Lands or materially impair the construction, development and operation of the Project;

(xxi) certificates of pending litigation that may be registered against any real property or any interest therein of the Person in respect of any action or proceeding against the Person or in which it is a defendant, but with respect to which action or proceeding no judgment, award or attachment against the Person has been granted or made and which the Person is defending in good faith and in respect of which the Person has posted security satisfactory to the Bank provided the certificate of pending litigation is discharged from title within 30 days of its registration;

(xxii) the granting by the Person in the ordinary course of its business of any lease, sublease, tenancy or right of occupancy to any person in respect of property owned or leased by the Person other than in respect of the Lands;

(xxiii)  the right of distress in favour of any landlord of the Person;

(xxiv) Liens which do not mortgage, charge, create a security interest in or otherwise encumber any property or assets of the Borrower that are necessary to the conduct of the Hemolink (TM) Business;

(xxv) any licences (in or out by the Borrower) of intellectual property, any royalties or other payments by or to the Borrower on any intellectual property, or joint or part ownership by the Borrower of intellectual property provided, notwithstanding the foregoing, nothing herein permits the licencing out or entering into of joint venture, joint or partial ownership arrangements or similar arrangements respecting intellectual property necessary for the conduct of the Hemolink (TM) Business other than arrangements with licencees or partners which do not carry on business within North America; and

(xxvi) the security interests perfected by registrations nos. 20030416 0914 1146 8427, 20030121 1643 1616 0944, 20021203 1125 1146 7993, 20020102
         1738 1715 8882, 20011227 1818 1531 0426, 20011213 1430 1715 8757,
         20010417 0908 1322 1131 (as


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

         amended by registration no. 20020116 1113 1322 1238) and 20000508 1433
         1146 5863 pursuant to the Personal Property Security Act (Ontario).

In this Schedule B:

"HEMOLINK (TM) BUSINESS" has the meaning ascribed thereto in the General Security Agreement.

"INCHOATE LIEN" means, with respect to any property or asset of any Person, the following Liens:

(i) any Lien for taxes, rates or assessments not yet due or delinquent or which are due or delinquent but the validity of which is being contested in good faith by appropriate proceedings and for which security acceptable to the Bank has been posted by the Person with the appropriate Person;

(ii) any liens of carriers, warehousemen, contractors, subcontractors, suppliers, mechanics or materialmen or other similar common law liens or Liens so long as such charges are not yet due or such charges are being contested in good faith by appropriate proceedings and for which security acceptable to the Bank has been posted by the Person with the appropriate Person; and

(iii) undetermined or inchoate liens, including statutory liens arising or potentially arising, privileges or charges incidental to current operations which have not at such time been filed or registered pursuant to law or served upon the Person or which, although filed and registered, relate to obligations not due or delinquent;

"LANDS" means the real property known municipally as 2585 Meadowpine Blvd., Mississauga, Ontario L5N 8H9 and legally described in Schedule "A" hereto;

"LIENS" means any mortgage, hypothec, title retention, pledge, lien, charge, security interest or other encumbrance whatsoever, most recent whether fixed or floating and howsoever created or arising;

"PERSON" includes an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual;

"PROJECT" means the construction of the manufacturing facility for the production and commercialization of Hemolink (TM) on the Lands;

"PURCHASE MONEY LIEN" means any Lien on any asset, other than accounts receivable or inventory, of a Person which is assumed, created, guaranteed or reserved to secure the unpaid purchase price of such asset, provided that any such Lien is limited to the asset so acquired and does not secure an amount in excess of the purchase price thereof, such purchase price not to exceed the fair market value of the purchased asset, and includes an extension, renewal or refunding of the Indebtedness secured by such Lien, provided that the principal amount thereof is not thereby increased; and

"TAXES" means, at any time, all taxes, rates, levies, imposts, assessments, government fees, dues, stamp taxes, duties, charges to tax, fees, deductions, withholdings and similar impositions, whether current or deferred, that are payable to, levied, collected, withheld or assessed by, any governmental authority with taxing authority.


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